Exhibit 99.1

THIRD AMENDMENT
TO
LUMP SUM DESIGN-BUILD AGREEMENT
BETWEEN
HIGHWATER ETHANOL, LLC AND FAGEN, INC.

RECITALS

A.            Highwater Ethanol, LLC (“Highwater”) and Fagen, Inc. (“Fagen”) (collectively, “the Parties”) have entered into that certain Lump Sum Design-Build Agreement dated September 28, 2006 (the “Agreement”), as amended by the First Amendment and Second Amendment thereto by and between said Parties.

B.            The Second Amendment requires Owner (Highwater) to issue a valid Notice to Proceed by August 15, 2007 otherwise, the Agreement may be terminated, at Design-Builder’s sole option.

C.            The Parties mutually desire to amend and extend the time frame in which Owner is authorized to issue a valid Notice to Proceed.

NOW, THEREFORE, in consideration of the foregoing and the agreements set forth herein, and the mutual reliance hereon, the Parties hereby agree for themselves and their respective successors and assigns as follows:

1.             Acknowledgement of Recitals.  The Parties are accurately described above, the recitals set forth above are adopted as the Agreement of the Parties, and the facts and statements set forth therein are acknowledged and agreed to be true and accurate.

2.             Amendment to Agreement.  Pursuant to this Third Amendment to Lump Sum Design-Build Agreement (“Amendment”) the Parties amend paragraph 6.2 of the Agreement as follows:

The sentence in said paragraph 6.2 of the Agreement which reads:

“Design-Builder must receive a valid Owner’s Notice to Proceed by August 15, 2007; otherwise, this Agreement may be terminated at Design-Builder’s sole option.”

In its place and stead the following is inserted:

“Design-Builder must receive a valid Owner’s Notice to Proceed by October 15, 2007; otherwise, this Agreement may be terminated at Design-Builder’s sole option.”

3.             Continuing Effect.  Except as expressly modified by this Amendment, all of the provision of the Agreement and the First and Second Amendments thereto remain in full force and effect; specifically, all other provisions of paragraph 6.2 of the Agreement, except as specifically amended by paragraph 2 hereof shall stay in full force and effect.

IN WITNESS WHEREOF, Highwater and Fagen have caused this Amendment to be executed by their duly authorized representatives.

FAGEN, INC.		HIGHWATER ETHANOL, LLC

By:	/s/ Roland “Ron” Fagen	By:	/s/ Brian Kletscher
	Roland “Ron” Fagen		Brian Kletscher
	Its: CEO/President		Its: President